Cimarex Energy Announces Third-Quarter 2003 Earnings of $0.53 Per Share

    DENVER, Nov. 5 /PRNewswire-FirstCall/ -- Cimarex Energy Co. (NYSE: XEC) today reported third-quarter 2003 net income of $22.5 million, or $0.53 per diluted share. This compares to third-quarter 2002 net income of $9.9 million, or $0.37 per diluted share.
    Revenues from oil and gas sales in the third quarter of 2003 were $77.6 million, compared to $31.5 million in the same period of 2002. Cash flow from operations for the third quarter of 2003 was $52.5 million, versus $24.4 million in the same period of 2002.(1) Revenues and cash flow in the third quarter of 2003 were positively impacted by a 57 percent increase in production volumes as well as a 63 percent increase in gas prices and an 18 percent increase in oil prices.
    Total daily production volumes averaged 181 million cubic feet (MMcf) equivalent during the third quarter of 2003 versus 115 MMcf equivalent a year earlier. The increase is principally attributable to the acquisition of Key Production Company, Inc. on September 30, 2002. Third quarter 2003 production rose 5 percent from 172 MMcf equivalent per day in the second quarter. This increase is due to the positive drilling results realized so far this year. The accompanying tables detail quarterly and year-to-date volumes and prices.
    Capital expenditures for exploration and development during the third quarter of 2003 totaled $44.7 million, up from $20.8 million for the third quarter 2002. Increased capital expenditures reflect expansion of the Company's drilling program. In the third quarter of 2003, there were 48 gross (30 net) wells drilled, up from 37 gross (17 net) wells in the second quarter.
    In addition to increasing capital investment, strong cash flow from operations enabled us to increase our cash balance to $56.9 million as of September 30, 2003.

    Year-to-Date 2003
    For the first nine months of 2003, Cimarex reported net income of $76.3 million, or $1.81 per diluted share. This compares to net income in the first nine months of 2002 of $24.0 million, or $0.90 per share.
    Revenues from oil and gas sales for the first nine months of 2003 were $241.5 million. For the same period of 2002, oil and gas sales were $87.5 million. Cash flow from operations for the nine months ended September 30, 2003 increased to $166.5 million from $65.1 million in the same period of 2002.(1) The increases reflect 52 percent higher production volumes, 94 percent higher gas prices and 19 percent higher oil prices.
    Capital expenditures for exploration and development during the first nine months of 2003 were $102.1 million, up from $45.9 million during the first three quarters of 2002. For all of 2003, exploration and development expenditures are currently projected to total $150-$155 million. We drilled 118 gross (61 net) wells during the first nine months of 2003, realizing a success rate of 78%. We expect to drill approximately 60 gross wells in the last quarter.

       (1) Cash Flow from Operations is a non-GAAP financial measure that represents "Net Cash Provided By Operating Activities" adjusted for the change in operating assets and liabilities. See below for a reconciliation of the related amounts.
    Conference call and web cast
    The third quarter earnings conference call has been scheduled for 11 a.m. Mountain Time (1 p.m. Eastern), Wednesday, November 5, 2003. Interested parties in the U.S. and Canada may access the call by dialing (800) 881-5262 and requesting the Cimarex Energy Co. teleconference. In addition, a listen-only web cast of the call will be provided at www.cimarex.com . Please go to the website at least ten minutes early to register and to download any necessary audio software. If you are unable to participate in the live broadcast of the call, an audio replay will be available by dialing
(800) 642-1687 and entering conference code 2934307.
    Cimarex Energy Co. is an independent natural gas and crude oil exploration and production company with operations focused in the Mid-Continent and Gulf Coast regions of the U.S.

    This news release may contain projections and other forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Any such projections or statements reflect the Company's current view with respect to future events and financial performance. No assurances can be given, however, that these events will occur or that such projections will be achieved and actual results could differ materially from those projected. A discussion of important factors that could cause actual results to differ materially from those projected is included in the Company's annual report on Form 10-K filed for the year ended December 31, 2002, and the report filed on Form 10-Q for the quarter ended June 30, 2003.

    PRICE AND PRODUCTION DATA
                      For the Three Months Ended    For the Nine Months Ended
                             September 30,                September 30,
                          2003           2002          2003           2002
    Gas Production:
       Total
        production
        - Mcf          12,965,858     9,378,361     37,200,195     28,386,378
       Gas volume -
        Mcf per day       140,933       101,939        136,264        103,979
       Gas price -
        per Mcf             $4.62         $2.84          $5.04          $2.60
    Oil Production
     (including NGL):
       Total
        production
        - barrels         611,400       198,179      1,865,662        567,274
       Oil volume -
        barrels per
        day                 6,646         2,154          6,834          2,078
       Oil price -
        per barrel         $28.87        $24.57         $29.00         $24.36

    CAPITALIZED COSTS INCURRED
                        For the Three Months Ended  For the Nine Months Ended
                              September 30,               September 30,
                            2003         2002          2003           2002
                              (in thousands)             (in thousands)
    Sale Proceeds            $--          $--         $(46)            $--
    Acquisitions of
     proved properties       362           --        2,531              --
    Exploration and
     development          44,727       20,797      102,140          45,918
       Total costs
        incurred         $45,089      $20,797     $104,625         $45,918

    RECONCILIATION OF CASH FLOW FROM OPERATIONS
                       For the Three Months Ended   For the Nine Months Ended
                             September 30,               September 30,
                           2003         2002          2003           2002
                            (in thousands)              (in thousands)
    Net cash provided
     by operating
     activities          $51,862      $41,412      $171,160        $71,629
       Increase
        (decrease) in
        operating assets
        and liabilities      624      (16,997)       (4,673)        (6,545)
    Cash flow from
     operations          $52,486      $24,415      $166,487        $65,084
     Management believes that the non-GAAP measure of cash flow from operations is useful information for investors because it is used internally and is accepted by the investment community as a means of measuring the company's ability to fund its capital program. It is also used by professional research analysts in providing investment recommendations pertaining to companies in the oil and gas exploration and production industry.

    INCOME STATEMENTS (unaudited)
                                  For the Three Months   For the Nine Months
                                         Ended                  Ended
                                     September 30,          September 30,
                                    2003       2002        2003       2002
                                    (In thousands, except per share data)
    Revenues:
      Gas sales                   $59,956    $26,626    $187,364    $73,695
      Oil sales                    17,652      4,870      54,105     13,816
      Marketing, gathering and
       transportation              34,337     20,222     105,989     44,888
      Other                           168         90         102        118
                                  112,113     51,808     347,560    132,517
    Operating expenses:
      Depreciation, depletion
       and amortization            22,672     10,158      64,676     28,145
      Asset retirement
       obligation accretion           241         --         737         --
      Marketing, gathering and
       transportation              34,192     19,339     105,063     42,606
      Production                    8,364      4,015      23,507     11,671
      Taxes other than income       6,131      2,733      19,449      8,360
      General and administrative    4,181      1,699      12,320      4,868
      Stock compensation              448         --       1,350         --
      Financing costs -
        Interest expense              302        (12)        998         70
        Capitalized interest           --         --        (304)        --
        Interest income              (123)       (78)       (205)      (194)
                                   76,408     37,854     227,591     95,526
    Income before income tax
     expense and cumulative
     effect of a change in
     accounting principle          35,705     13,954     119,969     36,991
    Income tax expense             13,164      4,024      45,245     12,959
    Income before cumulative
     effect of a change in
     accounting principle          22,541      9,930      74,724     24,032
    Cumulative effect of a
     change in accounting
     principle, net of tax             --         --       1,605         --
    Net income                    $22,541     $9,930     $76,329    $24,032
    Earnings per share:
      Basic -
        Income before cumulative
         effect of a change
         in accounting principle    $0.54      $0.37       $1.80      $0.90
        Cumulative effect of a
         change in accounting
         principle, net of tax         --         --        0.04         --
        Net income                  $0.54      $0.37       $1.84      $0.90
      Diluted -
        Income before cumulative
         effect of change in
         accounting principle       $0.53      $0.37        1.77      $0.90
        Cumulative effect of
         change in accounting
         principle, net of tax         --         --        0.04         --
        Net income                  $0.53      $0.37       $1.81      $0.90
    Weighted average shares
     outstanding:
      Basic                        41,612     26,745      41,545     26,643
      Diluted                      42,297     26,749      42,195     26,644

    CASH FLOW STATEMENTS (unaudited)
                                 For the Three Months   For the Nine Months
                                        Ended                  Ended
                                     September 30,         September 30,
                                   2003        2002      2003         2002
                                               (In thousands)
    Cash flows from operating
     activities:
     Net income                $22,541      $9,930      $76,329     $24,032
     Adjustment to reconcile
      net income to net cash
      provided by operating
       activities:
       Depreciation,
        depletion and
        amortization            22,672      10,158       64,676      28,145
       Deferred income taxes     6,410       4,567       24,137      12,929
       Cumulative effect of
        a change in accounting
        principle, net of tax       --          --        (1,605)        --
       Asset retirement
        obligation accretion       241          --          737          --
       Amortization of
        restricted stock
        compensation               513          --        1,416          --
       Income tax benefit
        related to stock
        options exercised         (112)         --          561          --
       Other                       221        (240)         236         (22)
     Changes in operating
      assets and liabilities:
       (Increase) decrease
        in accounts receivable    (388)      5,212        1,621      (2,480)
       (Increase) decrease
        in inventories          (1,512)        145       (2,758)      1,199
       (Increase) decrease
        in other current
        assets                     (31)      2,770         (615)      1,326
       Increase (decrease)
        in accounts and
        revenue payable            347       1,836       (5,740)      4,700
       Increase in accrued
        liabilities                855       7,181       12,308       1,944
       Increase (decrease)
        in other liabilities       105        (147)        (143)       (144)
         Net cash provided
          by operating
          activities            51,862      41,412      171,160      71,629
    Cash flows from
     investing activities:
     Oil and gas expenditures  (41,627)    (20,467)     (97,896)    (45,918)
     Acquisition of oil and
      gas properties              (362)         --        (2,531)        --
     Merger related costs           --      (4,900)           --     (4,900)
     Cash received in
      connection with
      acquisition of Key            --       2,135            --      2,135
     Proceeds from sale of
      assets                        67          --           231         --
     Other capital expenditures   (804)        262        (6,691)      (902)
         Net cash used by
          investing activities (42,726)    (22,970)     (106,887)   (49,585)
    Cash flows from
     financing activities:
     Payments on long-term
      debt, net                     --          --       (32,000)        --
     Change in amount due
      (to) from Helmerich &
      Payne, Inc.                   --      (6,319)           --    (13,908)
     Common stock reacquired
      and retired                   (3)         --            (8)        --
     Proceeds from issuance
      of common stock              235          --          2,266        --
         Net cash provided
          (used) by financing
          activities               232      (6,319)       (29,742)  (13,908)
    Net change in cash and
     cash equivalents            9,368      12,123         34,531     8,136
    Cash and cash equivalents
     at beginning of period     47,490       3,183         22,327     7,170
    Cash and cash equivalents
     at end of period          $56,858     $15,306        $56,858   $15,306

    BALANCE SHEETS
                                                 September 30,   December 31,
                    Assets                          2003            2002
                                                 (unaudited)     (audited)
                                             (In thousands, except share data)
    Current assets:
      Cash and cash equivalents                   $56,858          $22,327
      Receivables, net                             56,510           58,276
      Inventories                                   6,744            3,986
      Deferred income taxes                         1,741            2,073
      Other current assets                          3,533            2,949
        Total current assets                      125,386           89,611
    Oil and gas properties at cost, using
     the full cost method of accounting:
      Proved properties                         1,268,952        1,172,488
      Unproved properties and properties
       under development, not being amortized      43,325           23,941
                                                1,312,277        1,196,429
      Less - accumulated depreciation,
       depletion and amortization                (722,693)        (665,711)
        Net oil and gas properties                589,584          530,718
    Fixed assets, net                              11,617            6,849
    Goodwill                                       44,967           45,836
    Other assets, net                               1,011            1,272
                                                 $772,565         $674,286
     Liabilities and Stockholders' Equity
    Current liabilities:
      Accounts payable                            $18,160          $22,339
      Accrued liabilities                          38,574           21,892
      Revenue payable                              22,580           24,022
        Total current liabilities                  79,314           68,253
    Long-term debt                                     --           32,000
    Deferred income taxes                         149,641          127,023
    Other liabilities                              17,830            2,130
    Stockholders' equity:
      Preferred stock, $0.01 par value,
       15,000,000 shares authorized,
       no shares issued                                --               --
      Common stock, $0.01 par value,
       100,000,000 shares authorized,
       41,638,226 and 41,410,308 shares
         issued and outstanding, respectively         416              414
      Paid-in capital                             247,188          243,420
      Unearned compensation                        (9,959)         (10,814)
      Retained earnings                           288,135          211,860
                                                  525,780          444,880
                                                 $772,565         $674,286

SOURCE  Cimarex Energy Co.
    -0-                             11/05/2003
    /CONTACT:  Paul Korus of Cimarex Energy Co., +1-303-295-3995/
    /Web site:  http://www.cimarex.com /
    (XEC)
CO:  Cimarex Energy Co.
ST:  Colorado
IN:  OIL
SU:  ERN CCA